Exhibit 99.1
STOCK PURCHASE AGREEMENT
by and among
Sykes Enterprises, Incorporated (not as a Seller)
ICT Group Netherlands, B.V. (as Seller)
ICT Group Netherlands Holdings, B.V. (as Seller)
and
Carolina Gaito
Claudio Martin,
Fernando A. Berrondo
Gustavo Rosetti
as Buyers
dated December 24th, 2010

STOCK PURCHASE AGREEMENT
THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of this 24th day of December, 2010 by and among ICT Group Netherlands, B.V., a Netherlands corporation (“ICT Group”), ICT Group Netherlands Holdings, B.V., a Netherlands corporation (“ICT Holdings”, and together with ICT Group, “Sellers”), Sykes Enterprises, Incorporated, a Florida corporation (“Sykes”), and Carolina Gaito, an Argentine national, DNI # 21.954.243, Gustavo Rosetti, an Argentine national, DNI # 14.027.745, Claudio Martin, an Argentine national, DNI # 23.472.835, and Fernando Berrondo, an Argentine national, DNI # 25.384.001 (collectively, the “Buyer”, and together with Sellers and Sykes, the “Parties” and each a “Party” to this Agreement).
RECITALS
          A. ICT Services of Argentina, S.A., an Argentine sociedad anónima (the “Company”) is a contact center operator that provides call and contact center services through operational sites located in the Territory (as defined below), as such business is currently conducted by the Company (the “Business”);
          B. Sellers own all of the issued and outstanding capital stock of the Company;
          C. The Buyer desires to purchase from the Sellers and the Sellers desire to sell to the Buyer the Shares (as this term is defined below), on the terms and subject to the conditions hereinafter set forth.
AGREEMENT
          NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS
          1.1 Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.
          “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.
          “Agreement” means this agreement with all its Exhibits and Schedules.
          “Business” has the meaning specified in the Recital A of the Agreement.

          “Buyer’s Basket” has the meaning set forth in Section 6.6 (b).
          “Buyer’s Indemnification Cap” has the meaning specified in Section 6.6. (b).
          “Buyer” has the meaning specified in the first paragraph of this Agreement.
          “Buyer Loss” has the meaning specified in Section 6.2.
          “Closing” means the sale and purchase of Shares to be consummated by the Buyer and Sellers by virtue of this Agreement on the Closing Date, and on the terms and subject to the conditions set forth in this Agreement.
          “Closing Date” means December 29, 2010.
          “Company” means ICT Services of Argentina, S.A., a sociedad anónima duly organized and validly existing under the laws of Argentina.
          “Confidential Information” means all proprietary information and trade secrets of the Company and the Parties including, without limitation, (a) information comprising the identity, lists or descriptions of any customers, partners, suppliers, referral sources or organizations; (b) financial statements, cost reports or other financial information; (c) contract proposals or bidding information; (d) business plans, marketing plans, training and operations methods and manuals; (e) personnel records; (f) information concerning fee structures; (g) management systems, policies or procedures, including related forms and manuals; (h) patent applications, know-how, formulations, techniques, processes, formulae, methods, results, research programs, the existence, scope and activities of any research, development, manufacturing, marketing, or other projects, and (i) any other intellectual property. Confidential Information shall not include any information that the disclosing Party can show by competent evidence (i) is generally available to the public through no fault of the said party, (ii) was or is independently developed by the said party apart from use of any Confidential Information or (iii) which is subsequently disclosed by any third party not in breach of a confidentiality obligation.
          “Court Order” means any judgment, order, award, decree, stipulation, injunction or charge of any foreign, federal, state, provincial, local or other court of competent jurisdiction on the subject matter thereof or tribunal and any award in any arbitration proceeding.
          “Departing Clients” has the meaning specified in Section 2.5(a) of this Agreement.
          “Disagreement Notice” has the meaning specified in Section 6.5.
          “Encumbrance” means any lien, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, restrictive covenant or other restrictions of any kind.
          “Equity Interests” means (a) any capital stock, share, partnership or membership interest, unit of participation or other similar interest (however designated) in any Person and (b) any irrevocable capital contribution, option, warrant, purchase right, conversion right, exchange rights or other contractual obligation which would entitle any Person to acquire any such interest in such Person or otherwise entitle any Person to share in the equity, profit, earnings, losses or gains of such Person (including stock appreciation, phantom stock, profit participation or other similar rights).
          “Excluded Client Contract” meaning specified in Section 2.5(a) of this Agreement.
          “GAAP” means Generally Accepted Accounting Principles of Argentina, consistently applied.
          “Governmental Authority” means any foreign, federal, provincial, municipal, local or other governmental authority or regulatory body. Labor unions shall not be deemed a “Governmental Authority” for purposes hereof.
          “Indemnitee” has the meaning specified in Section 6.4(a).
          “Indemnitor” has the meaning specified in Section 6.4(a).
          “Knowledge” shall mean actual knowledge and, with respect to each of the Sellers, unless indicated otherwise, shall mean actual knowledge after reasonable inquiry of each such Seller and actual knowledge of the directors and top-level officers of the Company, as applicable, with responsibility for the applicable subject matter.
          “Laws” means all foreign, federal, provincial, municipal and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, common law rulings, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Persons and to the businesses and assets thereof.
          “Liability” means, with respect to any Person, any liability or obligation of such Person whether asserted or unasserted, whether determined, determinable or otherwise, whether accrued or unaccrued, whether liquidated or unliquidated, whether due or to become due, whether disclosed in a schedule to this Agreement or not.
          “Liability for the Departing Client” has the meaning specified in Section 2.5(d) of this Agreement.
          “Losses” shall refer to the “Buyer Losses” or to the “Sellers Losses” as defined in Section 6.2 and 6.3, as the case may be.
          “Material Adverse Change” or “Material Adverse Effect” shall mean any material adverse effect upon the condition (financial or otherwise), business, assets or results of operations of the Business, taken as a whole, provided that any adverse effect resulting from changes resulting from the transactions contemplated by the Agreement or the announcement or any disclosure thereof shall not be considered in determining whether there has been a Material Adverse Effect.
          “Notice of Claim” has the meaning specified in Section 6.4(b).

          “Parties” has the meaning specified in the first paragraph of this Agreement.
          “Party” has the meaning specified in the first paragraph of this Agreement.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, Governmental Authority or other entity.
          “Purchase Price” has the meaning specified in Section 2.2.
          “ICT Group Shares” has the meaning specified in the definition of Shares in this Section 1.1.
          “Sellers” has the meaning set forth in the first paragraph of this Agreement.
          “Sellers’ Basket” has the meaning specified in Section 6.6 (a).
          “Sellers’ Indemnification Cap” has the meaning set forth in Section 6.6 (a).
          “Sellers Loss” has the meaning set forth in Section 6.3.
          “Shares” means, with respect to: (i) ICT Group, 40,336,306, nominative shares of common stock, par value AR$1 (one Argentine peso) each entitled to one vote, which, collectively, represent 99% of the Company’s total issued and outstanding capital and voting stock, held and owned as of the date hereof by SEI (the “ICT GROUP Shares”), (ii) ICT HOLDINGS, 407,438, nominative shares of common stock, par value AR$1 (one Argentine peso) each entitled to one vote, which, collectively, represent 1% of the Company’s total issued and outstanding capital and voting stock, held and owned as of the date hereof by ICT HOLDINGS, which, together with the ICT GROUP Shares, represent 100% of the Company’s total issued and outstanding capital and voting stock. In all cases, such shares include and shall include any and all voting and economic rights relating thereto, and any rights to declared or undeclared dividends, rights to reserves, capital contributions and the subscription rights resulting thereof, paid-in surplus, and any other Equity Interests in the Company.
          “Territory” means the Republic of Argentina.
          “Third Party Claims” has the meaning specified in Section 6.4(c).

ARTICLE II
PURCHASE AND SALE OF SHARES
EXCLUDED CUSTOMER; CLOSING & POST-CLOSING COVENANTS
          2.1 Purchase and Sale of Shares. Upon the basis of the representations and warranties, for the consideration, and subject to the terms and conditions set forth in this Agreement, on the Closing Date, Sellers shall sell the Shares to the Buyer and the Buyer shall purchase the Shares from Sellers, free and clear of any Encumbrances thereon. Each of the Buyer will purchase 10.185.936 of the Shares. Consequently, upon Closing, each of the Buyer will own Shares representing 25% of the Company’s total issued and outstanding capital and voting stock.
          2.2 Purchase Price. Payment of Purchase Price.
          (a) The total, aggregate purchase price for the Shares (the “Purchase Price”) is One United States Dollar (U$S1.00), legal tender of the United States of America. Payment of the Purchase Price shall be made by the Buyer to Sellers in United States dollars, as indicated in Section 2.3(a) below. For the avoidance of doubt and for Ciudad de Buenos Aires Stamp Tax purposes, the Buyer and Sellers hereby assert that the Purchase Price payable by the Buyer to Sellers for all of the Shares is the total aggregate amount of One United States Dollar (US$1,00).
          (b) The Buyer shall pay the Purchase Price to Sellers on the Closing Date in United States Dollars, in hard cash form.
          2.3 Capital Contribution. On the Closing Date, Sellers, proportionally based upon their shareholdings percentage in the Company, shall transfer, deliver and credit into the Company’s Argentine bank account with Standard Bank, by wire transfer of immediately available funds, an aggregate amount of Three Million Five Hundred Thousand United States Dollars (US$3,500,000.00), in compliance with Sellers’s covenant under Section 2.6(a) to deliver such funds to Company at Closing for the purposes thereof.
          2.4 Certain Excluded Clients; Covenant to Cooperate and Provide Services
          (a) The Buyer hereby acknowledge and agree that: (i) the Company’s existing contract with ReMark (collectively, the “Departing Client”) to which Company currently renders call center services is excluded from the acquisition transaction of the Company by the Buyer contemplated hereunder (the “Excluded Client Contract”), and (ii) such services being currently provided by Company to the Departing Client under the Excluded Client Contract are to be transitioned to a Sykes service center after Closing, as designated by Sykes in its sole discretion.
          (b) Notwithstanding the foregoing, the Parties hereby acknowledge and agree, and the Buyer hereby covenant and agree that, upon Closing the Buyer shall cause Company to (i) subject to Sykes’ right under the following item (ii) in this paragraph, continue providing call center services to the Departing Client fully in accordance with the terms and conditions set forth in the Excluded Client Contract attached hereto as Exhibit A, the Subcontractor Agreement and this Agreement, and (ii) upon instruction by Sykes exercising sole and absolute discretion, cease rendering such services to the Departing Client.
          (c) The Parties hereby acknowledge and agree that upon Closing: (i) Company shall act and serve as Sykes’ or any of its subsidiaries’ (as indicated by Sykes exercising sole and absolute discretion) subcontractor with respect to the provision of the services to the Departing Client, as more fully described in the Subcontractor Agreement, (ii) Sykes will control and retain all client management relationship with the Departing Client, and (iii) Company shall render the services to the Departing Client on a pass through cost basis, as more fully described in the Subcontractor Agreement.
          (d) The Parties hereby acknowledge and agree that: (i) Company shall be solely responsible for and bear all the costs, expenses and liability arising out of, associated with, or resulting from the transition of the services under the Excluded Client Contract to Sykes’ designated service center, including, without limitation, the costs incurred by Company in connection with the employee downsizing required as a result of the loss of business from the Departing Client (collectively, the “Liability for the Departing Clients”), and (ii) neither Sellers nor Sykes shall bear any liability whatsoever in connection with the Liability for the Departing Client.
          (e) Without limiting the foregoing, the Buyer hereby covenant and agree to cause Company to cooperate fully with Sellers and Sykes to help Sellers and Sykes carry out and perfect the transition of the services under the Excluded Clients Contract to that Sykes’ entity and service centers designated by Sykes in its sole and absolute discretion. In furtherance of the covenant in the preceding sentence (but without limiting its general applicability and effect), the Buyer specifically covenant and agree to execute and deliver such further instruments and documents as Sykes reasonably may request.
          2.5 Closing Covenants of the Buyer. At Closing, the Buyer shall cause Company to execute and deliver to Sykes: (i) the Assignment and Assumption and Consent to Subcontract agreements with ReMark attached hereto as Exhibit B; and (ii) the Subcontractor Agreement attached hereto as Exhibit C.
          2.6 Closing Covenants of Sellers.
          (a) On the Closing Date, Sellers or Sykes shall provide and deliver to the Company, in the form of irrevocable capital contribution, the aggregate amount of Three Million Five Hundred Thousand United States Dollars (US$3,500,000) for coverage of certain contingent Liabilities of Company, as such amount has been fully negotiated and mutually settled and agreed upon by the Parties. Under no circumstances shall the Company, or the Buyer cause the Company to, use such funds for purposes other than funding the ongoing operations of the Company.
          (b) NOTWITHSTANDING THE FOREGOING AND ANYTHING IN THIS AGREEMENT TO THE CONTRARY, THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT EXCEPT ONLY FOR THAT LIABILITY (IF ANY) RESULTING

FROM FRAUD BY SYKES OR ANY OF THE SELLERS AND SUCH OTHER LIABILITY (IF ANY) FOR WHICH SELLERS HAVE EXPRESSLY AGREED TO INDEMNIFY THE BUYER PURSUANT TO THE SELLERS’ INDEMNIFICATION OBLIGATIONS UNDER SECTION 6 HEREUNDER, NEITHER SELLERS NOR SYKES SHALL BE OBLIGED TO INDEMNIFY THE BUYER OR COMPANY FROM ANY OTHER LIABILITY (AS DEFINED IN SECTION 1.1, AND WHETHER KNOWN OR UNKOWN AT THE TIME OF CLOSING, CONTINGENT OR OTHERWISE, AND REGARDLESS OF THE SOURCE (WHETHER OF A CRIMINAL NATURE OR NOT) GIVING RISE TO SUCH LIABILITY) OF THE COMPANY, INCLUDING, WITHOUT LIMITATION, THAT LIABILITY OF A NATURE REQUIRED BY GAAP TO BE REFLECTED ON A CORPORATE BALANCE SHEET OR DISCLOSED IN THE NOTES THERETO NOT DISCLOSED IN THE BALANCE SHEET OF THE COMPANY, AND LIABILITY THAT IS BASED UPON OR THAT RESULTS FROM THE OPERATION OF THE COMPANY OR THE BUSINESS ON, PRIOR TO, OR AFTER THE CLOSING.
          2.7 Post-Closing Covenants of the Buyer and Sellers.
          (a) General. In case at any time after the Closing any further action is legally necessary or reasonably desirable (as determined by the Buyer, Sellers or Sykes) to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article VI below). The Buyer and Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company.
          (b) Confidentiality. For a period of five (5) years from and after the Closing, the Parties will (a) preserve the confidentiality of all Confidential Information, (b) refrain from using any of the Confidential Information except in connection with this Agreement or otherwise for the intended benefit of the Company, the Parties or their Affiliates, and (c) deliver promptly to the other Party or destroy, at the written request and option of the other Party, all tangible embodiments (and all copies) of the Confidential Information which are in their possession. In the event that any of the Parties is requested or required (by oral question or written request for information or documents in the legal proceeding, interrogatory, subpoena, civil investigative demand, or similar legal proceeding) to disclose any Confidential Information, the said party will notify the other Party promptly of the request or requirement.
          (c) ICT & Sykes Trademarks. The Buyer covenant and agree to cause Company to discontinue all use of the trademarks ICT and Sykes (or any derivatives therefrom) in the Territory or elsewhere in the world within (i) one (1) month with respect to the Sykes trademarks, and (ii) six (6) months with respect to the ICT trademarks, in both cases as of the Closing Date. Notwithstanding the foregoing, the Company covenants and agrees not, and the Buyer shall cause the Company not to, actively use or market the Sykes and ICT trademarks during each of the above-mentioned periods. Under no circumstances shall the Buyer (and the Buyer hereby covenant to cause the Company to never) actively carry out any actions that, by their nature, would mislead the market to believe that the Company is still part of the ICT/Sykes group. The Buyer shall indemnify and hold Sykes harmless from any damages arising out of or resulting from the Buyer’s breach of any of the covenants and obligations above. No fees or compensation whatsoever shall be payable by the Buyer or the Company to Sellers or Sykes in connection with the use by Company of the above-mentioned Sykes and ICT trademarks during such 1-month and 6-month periods, respectively. Furthermore, the Buyer covenant and agree to change, as of the Closing Date, its current entity name “ICT Services of Argentina, S.A.” to a name not containing the words ICT and Sykes, it being understood that the registration of such name change with the respective Argentine authorities may take up to six (6) months and that the Company may utilize its former name (i.e., “ICT Services of Argentina”), without any fees or consideration whatsoever payable by the Buyer or Company to Sellers or Sykes, up and until that certain date on which the given registrations are completed or June 29, 2011, whichever is earlier. Buyer acknowledges that Sykes, Sykes Enterprises, Incorporated, ICT and ICT Group are all trademarks of Sykes. Furthermore, Buyer covenant and agree to cause Company to never register, neither in the Territory nor elsewhere in the world, any web domain utilizing the words Sykes or ICT (or any derivatives therefrom).
          (d) Corporate Licenses. Buyer covenant and agree to cause Company to cease the use of the use of each and all of the so-called Sykes’ proprietary “corporate licenses” within nine (9) months as of the Closing Date. No fees or compensation whatsoever shall be payable by the Buyer or the Company to Sellers or Sykes in connection with the use by Company of the above-mentioned Sykes’ proprietary corporate licenses. Proprietary corporate licenses are those licenses granted, expressly or by implication, by Sykes to Company for use by Company of Sykes’ certain proprietary management, financial, information technology, accounting and other tools. Sykes shall make its best efforts to complete the transfer process of the 2008-version of the 531 Microsoft Client Access Licenses, 2 Microsoft Server Licenses, 24 Microsoft Office ProPlus 2007, and 1 Microsoft VisioPro 2003 onto the Company and actually in use by the Company.
          (e) Non-disparagement. The Buyer acknowledge that Sykes have a reputation for offering high quality call/contact center and business process outsourcing (BPO) services to customers throughout the world and desire to maintain its reputation and receive positive publicity. The Buyer therefore covenant and agree to cause Company to, in turn, cause its employees, subcontractors and agents and other representative to never, directly or indirectly make any oral, written or recorded public statement or comment that is disparaging, critical, defamatory or otherwise not in the best interests of Sykes and its Affiliates. Sellers and Sykes hereby covenant and agree to cause its employees, subcontractors and agents and other representative to never, directly or indirectly make any oral, written or recorded public statement or comment that is disparaging, critical, defamatory or otherwise not in the best interests of the Company.
          (f) Return of Equipment. Sellers and Sykes shall cause the Dell PowerVault 4400 equipment to be shipped back to the Company in good working condition. In the event that such equipment has not been delivered to the Company by December 30, 2010 or, if delivered, it is not in good working condition, then Sellers shall pay the Company the aggregate amount of Fifteen Thousand United States Dollars ($15,000.00) within ten (10) days following receipt by Sykes of the respective invoice from Company, and neither Sellers nor Sykes shall have any further liability to the Buyer and Company with respect to the subject matter thereof.

          (g) Non-Compete. Sellers and Sykes hereby covenant and agree not to, and shall cause its Affiliates not to, render call/contact center services from the Republic of Argentina to any of the Company’s existing clients as of the Closing Date, for a period of three (3) years as of the Closing Date.
          (h) Board Composition. Each of the Buyer hereby covenant and agree to serve as a member of the board of directors of the Company for a period of at least six (6) months following the Closing Date.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE SELLERS
     Sellers, severally and jointly, represent and warrant to the Buyer that:
          3.1 Capitalization. The capital stock of the Company consists of 40,743,744 nominative shares of common stock, par value AR$1 (one Argentine peso) and each entitled to one vote, all of which are issued and outstanding. The Sellers own beneficial and legal title to all of the Shares, free and clear of any Encumbrances. None of the Shares was issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any Person. The Sellers own one hundred percent (100%) of the issued and outstanding capital stock of the Company, in the proportions and numbers of Shares set forth in Schedule 3.1.
          3.2 No Liens on Shares. The Sellers own the Shares free and clear of any Encumbrances other than the rights and obligations arising under this Agreement. None of the Shares of the Company is subject to any outstanding option, warrant, call, preemptive right or similar right of any other Person to acquire the same, and none of the Shares is subject to any restriction on transfer thereof. The Sellers have full power and authority to convey good and marketable title to the Shares free and clear of any Encumbrances.
          3.3 Other Rights to Acquire Capital Stock. There are no authorized or outstanding warrants, options, or rights of any kind to acquire from the Company any equity or debt securities of the Company, or securities convertible into or exchangeable for equity or debt securities of the Company, and there are no shares of capital stock of the Company reserved for issuance for any purpose nor any contracts, commitments, understandings or arrangements which require the Company to issue, sell or deliver any additional shares of its capital stock.
          3.4 Due Authorization. Each of the Sellers has full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary action of the Sellers. This Agreement has been duly and validly executed and delivered by the Sellers and constitutes the valid and binding obligations of Sellers, enforceable in accordance with its terms, except to the extent that enforceability may be limited by laws affecting creditors’ rights and debtors’ obligations generally. The execution, delivery, and performance of this Agreement by the Sellers, do not (a) violate or conflict with, or permit the cancellation of, or constitute a default under, any material agreement (except to and up to the extent evidenced therein) to which the Company is or Sellers are a party, or by which any of them or any of their respective property is bound, (b) permit the acceleration of the maturity of any indebtedness of, or indebtedness secured by the property of, the Company, or (c) violate or conflict with any provision of the by-laws (Estatutos) of the Company.
          3.5 Financial Liabilities. On or prior to the Closing Date, the Sellers shall have caused the Company to have satisfied and repaid or cancelled in full all outstanding debts owed by Company to Sykes and Sellers (and their respective affiliates) such as the so-called “Corporate Allocation Expenses” (including, without limitation, management fees, link connections, software, system and operative licences, use of trademarks, etc.), and all outstanding loans (including, without limitation, inter-company loans) and financial leases of the Company with third parties.
          3.6 Disclaimer of Sellers. (A) EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 3, NONE OF THE SELLERS AND SYKES, THEIR AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES OR SHAREHOLDERS (OR AFFILIATES THEREOF) MAKE OR HAVE MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF THE BUSINESS, THE COMPANY OR THE ASSETS OF THE COMPANY, INCLUDING WITH RESPECT TO: (I) THE OPERATION OF THE BUSINESS AFTER THE CLOSING, (II) THE FINANCIAL SUSTAINABILITY OF THE COMPANY, OR (III) THE PROBABLE SUCCESS OR PROFITABILITY OF THE BUSINESS AFTER THE CLOSING; AND (B) OTHER THAN THE INDEMNIFICATION OBLIGATIONS OF SELLERS SET FORTH IN SECTION 6, NONE OF THE SELLERS AND SYKES, THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES OR SHAREHOLDERS (OR AFFILIATES THEREOF) WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO THE BUYER OR TO ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO THE BUYER, THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OF, OR THE BUYER’S USE OF, ANY INFORMATION RELATING TO THE BUSINESS, AND ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO BUYER, WHETHER ORALLY OR IN WRITING, IN CERTAIN “DATA ROOMS”, MANAGEMENT PRESENTATIONS, FUNCTIONAL “BREAK OUT” DISCUSSIONS, RESPONSES TO QUESTIONS SUBMITTED ON BEHALF OF THE BUYER OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

ARTICLE IV
BUYER’S REPRESENTATIONS AND WARRANTIES
     The Buyer, jointly and severally, represent and warrant to Sellers as follows:
          4.1 Due Authorization. The execution, delivery and performance of this Agreement have been duly authorized by all necessary organizational action of the Buyer, and this Agreement has been duly and validly executed and delivered by the Buyer and constitutes the valid and binding obligation of the Buyer, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates or other documents contemplated hereby) by the Buyer, does not (a) violate any Laws or Court Order of any Governmental Authority applicable to the Buyer or its property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under any agreement to which the Buyer is a party or by which it or its property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of the Buyer, or (d) violate or conflict with any provision of the formation certificate or operating agreement of the Buyer.
          4.2 Government Consents. No consent, approval or authorization of, or exemption by, or filing with, any Governmental Authority is required to be obtained or made by the Buyer in connection with the execution, delivery and performance by the Buyer of this Agreement, or the taking by the Buyer of any other action contemplated hereby.
          4.3 Litigation. There is no litigation pending, or, to the Buyer’s Knowledge, threatened (i) against the Buyer or any of their Affiliates with respect to which there is a reasonable likelihood of a determination which would have a Material Adverse Effect on the ability of the Buyer to perform its obligations under this Agreement or (ii) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby. Neither the Buyer nor any of its Affiliates is subject to any outstanding orders, rulings, judgments or decrees which would have a Material Adverse Effect on the ability of the Buyer to perform its obligations under this Agreement.
          4.4 Accuracy of Representations and Warranties. The representations and warranties of the Buyer set forth in this Agreement shall be accurate in all material respects at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

ARTICLE V
CLOSING DELIVERIES
          (a) The following documents shall be delivered at the Closing by Sellers and the Company to the Buyer:
               (i) Stock Certificates. Sellers shall deliver the stock certificates representing the Shares accompanied by duly executed transfer notice letters pursuant to Section 215 of Law No. 19.550.
               (ii) Corporate Books. The following corporate books of the Company: (a) Board and Shareholders Meetings Books, (b) Share Registry, (c) Deposit of Shares to Shareholders’ Meetings.
               (iii) Resignation Letters. Signed letters of resignation from all of the directors of the Company effective on the Closing.
               (iv) Board of Directors Meeting. The Board of Directors of the Company shall hold a special meeting to, among other things, (i) take notice of the transfer of the Shares by Sellers to the Buyer, (ii) accept and approve the resignation to their position as member of the Company ´s Board of Directors submitted by each member of the board, (iii) elect the Buyer’s nominee as the new members of the Company ´s Board of Directors.
               (v) Shareholders Meeting. The current shareholders of the Company shall hold a special meeting to, among other things: (i) accept and approve the resignation submitted by the members of the Company’s Board of Directors, (ii) approve their performance as member of the Company’s Board of Directors, (iii) appoint new active directors and alternate directors as indicated by the Buyer, and (iv) change its entity name to a new name not containing the words Sykes or ICT.
               (vi) Evidence of Capital Contribution. Sellers shall deliver to the Buyer a copy of the SWIFT evidencing the transfer of the amounts to be wire-transferred by the Sellers to the Company pursuant to Section 2.3.
ARTICLE VI
INDEMNIFICATION
          6.1 Survival of Representations and Warranties and Obligations.
          (a) The representations and warranties (including the exceptions to any representations or warranties) made by Sellers, Sykes, and the Buyer, and contained herein or in any exhibit, schedule or certificate delivered under this Agreement shall survive the Closing until the thirdyear anniversary of the Closing Date and shall be of no further force and effect after such date.

          (b) Notwithstanding the foregoing, if written notice of a claim for breach of a representation or warranty has been given by the Party seeking indemnification on or prior to the expiration of the 3-year period set forth above, then the relevant representation or warranty shall survive as to such claim until the claim has been finally resolved.
          (c) Notwithstanding the foregoing provisions, each of Sykes and the Sellers joint obligations to indemnify Buyer pursuant to Section 6.2 below shall continue for the applicable statute of limitations with respect to any claim involving fraud on the part of Sykes or any of the Sellers, and any representation and warranty that is the subject of such claim shall survive for such period.
          6.2 Indemnification by Sellers.
          (a) Subject to the Buyer compliance with the covenants undertaken by the Buyer pursuant to items (c), (d), (e) and (h) of Section 2.7, and subject further to the limitation in time set forth in Section 6.1 above and the limitations set forth below in Section 6.6, the Buyer and their successors and permitted assigns shall be indemnified and held harmless by Sellers, from any and all liabilities, losses, damages (excluding consequential damages), claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) actually suffered or incurred by the Buyer or the Company (hereinafter a “Buyer Loss”), actually arising out of or resulting from:
          (i) the breach of any representation or warranty by Sykes or Sellers contained in Section 3; or
          (ii) the breach of any covenant or agreement by Sykes or Sellers contained herein.
          (b) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT EXCEPT ONLY FOR THAT LIABILITY (IF ANY) RESULTING FROM FRAUD BY ANY OF THE SELLERS AND SUCH OTHER LIABILITY (IF ANY) FOR WHICH SELLERS HAVE AGREED TO INDEMNIFY THE BUYER PURSUANT TO SECTION 6.2 HEREUNDER, ALL OTHER LIABILITY (AS THIS TERM IS DEFINED IN SECTION 1.1, AND WHETHER KNOWN OR UNKNOWN AT THE TIME OF CLOSING, CONTINGENT OR OTHERWISE) OF THE COMPANY, INCLUDING, WITHOUT LIMITATION, LIABILITY OF A NATURE REQUIRED BY GAAP TO BE REFLECTED ON A CORPORATE BALANCE SHEET OR DISCLOSED IN THE NOTES THERETO, AND LIABILITY THAT IS BASED UPON OR THAT RESULTS FROM THE OPERATION OF THE COMPANY OR THE BUSINESS ON, PRIOR TO, OR AFTER THE CLOSING, IS HEREBY BEING TRANSFERRED ONTO AND ALLOCATED TO, AND WILL REMAIN SOLELY WITH, THE COMPANY AND, ULTIMATELY, THE BUYER, AFTER CLOSING. ACCORDINGLY, EXCEPT ONLY FOR THAT LIABILITY (IF ANY) RESULTING FROM FRAUD BY ANY OF THE

SELLERS AND SUCH OTHER LIABILITY (IF ANY) FROM WHICH THE BUYER SHALL BE INDEMNIFIED BY SELLERS PURSUANT TO THE SELLERS’ INDEMNIFICATION OBLIGATIONS UNDER SECTION 6.2 HEREUNDER, SELLERS AND SYKES SHALL HAVE NO FURTHER LIABILITY TO COMPANY NOR TO THE BUYER FOR ANY LIABILITY OF COMPANY OR THE BUYER, EVEN IF AND REGARDLESS OF WHETHER SUCH LIABILITY WAS KNOWN OR UNKOWN AT THE TIME OF CLOSING OR WHETHER THAT LIABILITY WAS NOT REFLECTED IN THE BALANCE SHEET OF THE COMPANY EVEN IT WAS LIABILITY OF A NATURE REQUIRED BY GAAP TO BE REFLECTED ON A CORPORATE BALANCE SHEET OR DISCLOSED IN THE NOTES THERETO, AND REGARDLESS OF THE SOURCE (WHETHER OF A CRIMINAL NATURE OR NOT) GIVING RISE TO SUCH LIABILITY, OR WHETHER THAT LIABILITY IS BASED UPON OR RESULTS FROM THE OPERATIONS OF THE COMPANY OR THE BUSINESS ON, PRIOR TO, OR AFTER THE CLOSING, AND EVEN IF COMPANY IS OPERATED IN THE SAME MANNER AFTER THE CLOSING AS PRIOR TO THE CLOSING.
          (c) The Buyer hereby acknowledge that they have elected not to carry out a commercial, legal, and financial due diligence of Company, a business practice that the Buyer hereby also acknowledges is standard and recommended practice in acquisition transactions such as the one that constitutes the subject matter of this Agreement. Furthermore, without limiting the scope of the provision in item (c) of this Section 6.2 above and except only for that Liability (if any) resulting from fraud by any of Sellers and such other Liability (if any) for which Sellers have agreed to indemnify the Buyer pursuant to Section 6.2 hereunder, the Buyer acknowledge that, upon Closing, all Liability (whether known or unknown at the time of Closing, contingent or otherwise, and regardless of the source (whether of a criminal nature or not) giving rise to such Liability) of the Company, including, without limitation, Liability not disclosed in the balance sheet of the Company or in the notes thereto (even if it is Liability of a nature required by GAAP to be reflected on a corporate balance sheet), and Liability (whether known or unknown at the time of Closing, contingent or otherwise) that is based upon or that results from the operation of the Company or the Business on, prior to, or after the Closing, shall be transferred onto and allocated to, and will remain solely with, the Company and, ultimately, the Buyer as shareholders of the Company.
          6.3 Indemnification by Buyer. Subject to the limitation in time set forth in Section 6.1 above and the limitations set forth below in Section 6.6(b), Sellers and their officers, directors, employees, successors and assigns shall be indemnified and held harmless by Buyer from any and all liabilities, losses, damages (excluding consequential damages), claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) actually suffered or incurred by it (hereinafter a “Seller Loss”) actually arising out of or resulting from:
          (a) the breach of any representation or warranty by Buyer contained herein; or
          (b) the breach of any covenant or agreement by Buyer contained herein or in any document delivered hereunder at the Closing.

          6.4 Indemnification Procedures.
          (a) For the purposes of this Section 6.4 and Section 6.5, the term “Indemnitee” shall refer to the person indemnified, or entitled, or claiming to be entitled to be indemnified, pursuant to the provisions of Section 6.2 or 6.3, as the case may be; the term “Indemnitor” shall refer to the person having the obligation to indemnify pursuant to such provisions; and “Losses” shall refer to the “Seller Losses” or the “Buyer Losses”, as the case may be.
          (b) An Indemnitee shall give written notice (a “Notice of Claim”) to the Indemnitor within ten (10) business days after the Indemnitee has actual knowledge of any claim (including a Third Party Claim, as hereinafter defined) which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement. A claim shall be deemed covered by this Section 6 if it arises within the period set forth in Section 6.1 above and notice is given by Indemnitee to Indemnitor no later than sixty (60) days after expiration of said applicable period. The Notice of Claim shall state the nature of the claim, the amount of the Loss, if known, and the method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.
          (c) The obligations and liabilities of an Indemnitor under this Article VI with respect to losses arising from claims of any third party that are subject to the indemnification provisions provided for in this Article VI (“Third Party Claims”) shall be governed by and contingent upon the following additional terms and conditions: The Indemnitee at the time it gives a Notice of Claim to the Indemnitor of the Third Party Claim shall advise the Indemnitor that it shall be permitted, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives prompt notice of its intention to do so to the Indemnitee and confirms that the Third Party Claim is one with respect to which the Indemnitor is obligated to indemnify. In the event the Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor and the Indemnitee may participate by its own counsel and at its own expense in defense of such Third Party Claim. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to it all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee and the Indemnitor may participate by its own counsel and/ at its own expense in the defense of such Third Party Claim. Except for the settlement of a Third Party Claim which involves the payment of money only, no Third Party Claim may be settled or judgment entered by consent by the Indemnitor without the written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. No Third Party Claim may be settled or judgment entered by consent by the Indemnitee without the written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.

          6.5 Dispute Resolution. If the Indemnitor disagrees with any matter relating to the claim that constitutes the subject matter of the Notice of Claim, the Indemnitee shall, within fifteen (15) days after the reception of the Notice of Claim, provide the Indemnitee with notice of such disagreement (a “Disagreement Notice”) setting forth in reasonable detail the nature and basis of such disagreement. If the Indemnitor timely provides a Disagreement Notice to the Indemnitee, representatives of each Party shall meet promptly and attempt in good faith to resolve any differences. If the Parties cannot mutually resolve such disagreement within fifteen (15) days after the Indemnitee’s receipt of the Disagreement Notice, such dispute shall be submitted to arbitration as provided under Section 7.7.
          6.6 Limitations on Indemnification.
          (a) Notwithstanding anything herein to the contrary, Sellers shall not be obligated to indemnify the Buyer under Section 6.2: (i) unless the aggregate of all of the Buyer Loss exceeds Fifty Thousand United States Dollars (US$50,000.00) (the “Sellers’ Basket”), in which case the Buyer shall be entitled to recover all of the Buyer Loss, including such US$50,000.00 (minus a deductible of US$10,000.00) or (ii) to the extent that the aggregate of all the Buyer Losses exceed One Million (US$1,000,000.00) (the “Sellers’ Indemnification Cap”), provided, however, that the Sellers’ Basket and the Sellers’ Indemnification Cap shall not apply to any Sellers indemnification obligation arising out of, relating to or resulting from fraud by any of Sellers, in which case no liability cap shall apply.
          (b) Notwithstanding anything herein to the contrary, Buyer shall not be obligated to indemnify Sellers under Section 6.3 (i) unless the aggregate of all of the Sellers Loss exceeds Fifty Thousand United States Dollars (US$50,000.00) (the “Buyer ´s Basket”), in which case the Sellers shall be entitled to recover all of the Sellers’ Loss, including such US$100,000.00 (minus a deductible of US$10,000.00) or (ii) to the extent that the aggregate of all the Sellers Losses exceed One Million United States Dollars (US$1,000,000.00) (the “Buyer ´s Indemnification Cap”), provided, however, that the Buyer’s Basket and the Buyer’s Indemnification Cap shall not apply to any Buyer indemnification obligation arising out of, relating to or resulting from (x) fraud by Buyer, in which case no liability cap shall apply or (y) a breach of Buyer’s representations and warranties in Sections 4.
          (c) For all purposes of this Section 6, the Buyer Loss or the Sellers Loss, as the case may be, shall be net of (i) any insurance or other recoveries payable to the indemnified Party or its Affiliates in connection with the facts giving rise to the right of indemnification and (ii) any tax benefit available to the indemnified Party or its Affiliates arising in connection with the accrual, incurrence or payment of any such Buyer Loss or Sellers Loss, as the case may be.
          6.7 Statutes of Limitations. Neither the Buyer, Sykes, Sellers nor any other person who may be entitled to indemnification pursuant to this Article VI shall agree to any extension of a statute of limitations that may be applicable to a Third Party Claim in respect of which a Party hereto may be obligated to provide indemnification under this Article VII without the prior written consent of such potential Indemnitor.

          6.8 Exclusive Remedy. From and after the Closing, except for fraud, no Party hereto shall be liable or responsible in any manner whatsoever to the other Parties, whether for indemnification or otherwise, except for indemnity as expressly provided in this Article VI and in Section 2.4, which provide the sole and exclusive remedies and causes of action of the Parties hereto with respect to any matter arising out of or in connection with the Agreement. Each Party hereto shall take all reasonable steps to mitigate its damages (i.e., the Buyer Loss or the Seller Loss, as the case may be) upon and after becoming aware of any event which could reasonably be expected to give rise to any damages.
          6.9 Effect of Buyer Knowledge. No claim for indemnity for a breach of a particular representation, warranty or covenant shall be made after the Closing if any of the Buyer had Knowledge (including by virtue of any disclosure schedule) of such breach as of the Closing.
ARTICLE VII
MISCELLANEOUS
          7.1 Modifications. Any amendment, change or modification of this Agreement shall be void unless in writing and signed by all Parties hereto. No failure or delay by any Party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the Parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.
          7.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given or made if sent by registered or certified mail (postage prepaid, return receipt requested) or by a recognized overnight delivery service (with delivery confirmed) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section):
Sellers and Sykes:
Sykes Enterprises, Inc.
400 North Ashley Drive
Tampa, FL 33602
Attention: General Counsel
and a copy (which shall not constitute notice) to:
Shumaker, Loop & Kendrick, LLP
101 East Kennedy Boulevard
Suite 2800
Tampa, FL 33602
Attention: Paul R. Lynch, Esq.

The Buyer:
Mrs. Gaito, Carolina Maria
Mr. Martin, Claudio Alberto
Mr. Berrondo, Fernando Andres
Mr. Rosetti, Gustavo Atilio
Tucuman 141, 1°
Ciudad Autónoma de Buenos Aires (C1049AAC)
Republica Argentina
and a copy (which shall not constitute notice) to:
Fargosi & Asociados
Tucuman 141, 1º
Ciudad Autónoma de Buenos Aires (C1049AAC)
República Argentina
Attention: Hector G. Alonso, Esq.
or to such other address as to any Party hereto as such Party shall designate by notice pursuant to this Section 7.2 to the other parties hereto.
          7.3 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument, and, in making proof of this Agreement, it shall never be necessary to produce or account for more than one such counterpart. Each Party may rely upon: (i) original signatures; (ii) signatures delivered via facsimile, or by digital and/or electronic means; and (iii) digital signatures duly referencing the Agreement (except with respect to documents required to be signed in the presence of a third party or documents having an additional qualifying requirement in addition to the signature) and each of the foregoing methods constitutes a sufficient signing of record and shall carry the full legal force and effect of a handwritten signature under Florida law.
          7.4 Expenses. Each of the Parties hereto will bear all costs, charges and expenses incurred by such Party in connection with this Agreement and the consummation of the transactions contemplated herein.
          7.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, the Buyer and the Sellers, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. Neither this Agreement nor the representations and warranties contained herein shall be assignable by the Buyer without the prior written consent of Sykes exercising sole and absolute discretion. Nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedy under or by reason of this Agreement.
          7.6 Entire and Sole Agreement. This Agreement and the other schedules and agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.
          7.7 Applicable Law. Dispute Resolution.
          (a) This Agreement and its validity, construction, enforcement, and interpretation shall be governed by the laws of State of Florida, United States of America.
          (b) Any controversy or claim arising out of or relating to this Agreement or any transactions provided for herein, or the breach thereof, other than a claim for injunctive relief or a claim for specific performance, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time demand for arbitration is made by any Party. The evidentiary and procedural rules in such proceedings shall be kept to the minimum level of formality that is consistent with such Commercial Arbitration Rules. One arbitrator shall be named by the Buyer, a second shall be named by Sellers, and the third arbitrator shall be named by the two arbitrators so chosen. In the event that the third arbitrator is not agreed upon, he or she shall be named by the American Arbitration Association. Arbitration shall occur in Tampa, Florida or such other location agreed to in writing by the Buyer and Sellers. The award made by all or a majority of the panel of arbitrators shall be final and binding, and judgment may be entered in any court of law having competent jurisdiction. The award is subject to confirmation, modification, correction, or vacation only as explicitly provided in Title 9 of the United States Code. The prevailing party shall be entitled to an award of pre- and post-award interest as well as reasonable attorneys’ fees incurred in connection with the arbitration and any judicial proceedings related thereto. Any action at law or in equity arising out of or relating to this Agreement and permitted under or notwithstanding the provisions of this Section 7.7 shall be brought only in a court of competent jurisdiction located in Tampa, Florida, and, for purposes of any such action, the parties hereby expressly consent and agree to be subject to and to submit themselves to the jurisdiction of the courts in such location.
          (c) To the extent that the Parties may in any jurisdiction claim for itself or its assets sovereign or other immunity (including immunity from suit or legal process and immunity from pre-judgment attachment, post-judgment attachment and execution) and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity, each Party irrevocably agrees not to claim and irrevocable waives such immunity to the full extent permitted by the laws of such jurisdiction. The Parties also waive any rights to which they may be entitled on account of place of residence or domicile.
          (d) To the extent any Party may, in any enforcement proceeding brought in the Republic of Argentina, Florida or elsewhere be entitled under applicable law to require or claim that the other Party post security for costs or take similar action, the Party hereby irrevocably waives and agrees not to claim the benefit of such entitlement. In particular, the Party hereby waives any right it may now or hereafter have to request an “excepción de arraigo” (or to assert any other similar defence which would have the effect of requiring a foreign plaintiff to post a bond, deposit or any other form of guarantee) in connection with any enforcement proceeding filed or brought against such Party in connection with, arising under or relating to this Agreement.
          7.8 Invalid Provisions. If any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision that is as similar as possible to such illegal, invalid or unenforceable provision and is legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.
          7.9 Public Announcements. Neither Party shall make any public announcement of the transactions contemplated hereby without the prior written consent of the other Party, which consent shall not be unreasonably withheld.
          7.10 Specific Performance. It is agreed that in the event of a breach of any covenant of this Agreement, the aggrieved Party shall be entitled to specific performance of this Agreement and to enjoin any continuing breach of this Agreement (without necessity of providing actual damages and without posting bond or other security), in addition to any other remedy to which such aggrieved Party may be entitled to at law or in equity.
          7.11 Counsel. Each Party has relied upon its own examination of this Agreement and the counsel of its own advisors. The failure or refusal of either Party to read this entire Agreement or other related document, or to obtain legal or other advice relevant to this Agreement, constitutes a waiver of any objection or claim that might have been based upon such inspection or advice.
          7.12 Authorization for Initialization of Schedules and Exhibits. Sykes and Sellers hereby appoint, indistinctively, Joaquín Acuña and Dolores Guzman with the authority to initialize each page of this Agreement (other than the signature page) and all schedules and exhibits hereto on behalf of Sykes and Sellers.

IN WITNESS WHEREOF, this Agreement is executed in five equal counterparts on the date and year first above written.

SELLERS AND SYKES:

ICT Group Netherlands, B.V.			ICT Group Netherlands Holdings, B.V.

By:	/s/ James T. Holder		By:	/s/ James T. Holder

	Name:	James T. Holder		Name:	James T. Holder
	Title:	Director		Title:	Director

Sykes Enterprises, Incorporated

By:	/s/ James T. Holder

	Name:	James T. Holder
	Title:	Executive Vice President

THE BUYER:

/s/ Gustavo Rosetti	/s/ Claudio Martin

Gustavo Rosetti	Claudio Martin

/s/ Fernando Berrondo	/s/ Carolina Gaito

Fernando Berrondo	Carolina Gaito